As filed with the Securities and Exchange Commission on September 5, 2001

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2001

Eco Soil Systems, Inc.
(Exact name of registrant as specified in its charter)

Nebraska (State or other jurisdiction of incorporation)	0-21975 (Commission File Number)	47-0709577 (I.R.S. Employer Identification No.)

10740 Thornmint Road, San Diego, California 92127
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 675-1660

Item 4. Change in Registrant’s Certifying Accountant.
SIGNATURES

     This Current Report on Form 8-K is filed by Eco Soil Systems, Inc., a Nebraska corporation (the “Company”), in connection with the matters described herein.

Item 4. Change in Registrant’s Certifying Accountant.

     By letters dated August 31, 2001, McGladrey & Pullen, LLP (“McGladrey”) resigned as auditors for Eco Soil Systems, Inc. (the “Company”).

     McGladrey issued an unqualified opinion, which included a matter of emphasis on the Company’s consolidated financial statements for the year ended December 31, 2000. McGladrey added a matter of emphasis to their opinion by including a going concern modification, because the Company had recurring losses and a limited working capital deficiency. In addition, the Company was seeking a new credit facility to replace the expired facility with the current lender. According to McGladrey, these conditions raised substantial doubt about the Company’s ability to continue as a going concern. Other than the going concern modification in the opinion as of and for the year ended December 31, 2000, no McGladrey report on the Company’s financial statements for the past year contains any adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles.

     In its letter of resignation, McGladrey stated that its resignation was prompted by the following circumstances: (i) its conclusion that it is no longer able to rely on management’s representations because of statements made by management with respect to the Company’s accounting for the sale of the assets of its Turf Partners subsidiary and (ii) the inability of the Company to provide McGladrey an acceptable payment plan for its fees, which were past due and had impaired its independence. McGladrey also notified the Company that it has withdrawn its audit report on the Company’s December 31, 2000 financial statements and its association with the Company’s quarterly financial statements included in the Company’s Forms 10-Q for the quarters ended September 30, 2000 and March 31, 2001. Additionally, McGladrey indicated that it believes that one or more “illegal acts,” within the meaning of Section 10A of the Securities and Exchange Act of 1934 (the “Exchange Act”), has or may have occurred. The Company vigorously denies McGladrey’s assertions that an illegal act has occurred and that it has filed materially misstated financial statements.

     McGladrey’s assertions relate to the appropriate accounting treatment of a dispute between the Company and J.R. Simplot Company, relating to post-closing matters following the sale of the assets of the Company’s Turf Partners subsidiary to Simplot in July 2000 for approximately $61 million, including the assumption of $38.5 million of debt. Following the closing of the transaction, in the course of what the Company viewed as typical post-closing negotiations, Simplot suggested from time to time that the Company did not comply with the terms of the purchase agreement relating to the turf products business and improperly “upstreamed” cash from the Turf Partners subsidiary to the corporate parent prior to the closing. Although Simplot never has brought an action against the Company or otherwise made a formal claim, Simplot has argued that it is owed between $1.6 million and $3.75 million. The Company always has denied and disputed Simplot’s allegations. Accordingly, the Company has not recorded a reserve relating to its disputes with Simplot or otherwise disclosed the disputes in the Company’s public filings.

     In an effort to resolve its disagreements with Simplot, the Company has proposed various settlements. In June 2001, the Company entered into a Master Agreement with Simplot pursuant to which the Company agreed to resolve its disputes with Simplot without acknowledging the merit of Simplot’s position. The Master Agreement required the Company to give Simplot a credit of $3.75 million toward Simplot’s proposed purchase of another, much smaller division of the Company for a total purchase price of approximately $4.87 million. McGladrey has interpreted the Company’s settlement discussions with Simplot as an admission of liability to Simplot that should have been disclosed in the Company’s prior filings. The Company disagrees with McGladrey's interpretation. In fact, the asset purchase agreement with respect to the currently pending transaction recites that the Company and Simplot agree “that claims referenced hereunder are disputed and denied and that the payment of the Purchase Price and other consideration given hereunder [are] not to be construed as an admission of liability or damages by either party.”

     The Company never has sought to conceal the existence of its dispute with Simplot from McGladrey, and the Company consistently has sought to work with McGladrey to account properly for its settlement with Simplot. For example, the Company specifically sought McGladrey’s advice on the appropriate accounting treatment for the credit to the purchase price the Company agreed to provide Simplot in the Company’s recent agreement to sell its specialty products division to Simplot. Although the Company has argued that the settlement should be accounted for in the current period as an adjustment to the gain on the Simplot transaction and that the disputed amount is immaterial in any event when taken in the context of the Company’s December 31, 2000 financial statements, the Company has acknowledged its willingness to restate prior financial statements if necessary. Despite this offer, which the Company made formally in a letter to McGladrey on August 29, 2001, McGladrey promptly resigned on Friday August 31, 2001 and raised its allegations of “illegal conduct” for the first time. In accordance with its obligations under Section 10A of the Securities Exchange Act of 1934, as amended, the Company has notified the Commission’s Office of Chief Accountant of McGladrey’s allegations.

     Prior to receipt of McGladrey’s August 31, 2001 letter, the Company had understood McGladrey to be concerned with its accounting treatment of the Company’s dispute with Simplot. However, the Company believed McGladrey’s concern over this substantive issue was secondary to McGladrey’s concerns about its independence. McGladrey advised the Company in a letter dated August 20, 2001 that it could not continue to perform SAS 71 review procedures with respect to our June 30, 2001 financial statements because of the “substantial amount of past due fees, which now have the character of a loan.” Prior to receipt of the August 31, 2001 letter, the Company had concentrated its efforts on structuring a plan to pay McGladrey’s fees to eliminate the independence issue.

     Prior to McGladrey’s expression of concern with respect to the Company’s accounting for its dispute with Simplot, there were no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope which, if not resolved to the satisfaction of McGladrey would have caused McGladrey to make reference to the matter in connection with its report relating to its audit of the Company’s financial statements for the year ended December 31, 2000. However, as stated above, McGladrey has withdrawn its report on the Company’s financial statements for the year ended December 31, 2000 and has disassociated itself from the Form 10-Q filings for the quarters ended September 30, 2000 and

March 31, 2001. In addition, McGladrey did not complete their SAS 71 review procedures on the June 30, 2001 financial statements.

     In addition, in McGladrey’s June 6, 2001 letter to the Audit Committee regarding its audit of the financial statements for the year ended December 31, 2000, McGladrey references an unsigned letter dated March 14, 2001 concerning internal control conditions. The letter states, “we noted certain matters involving internal control and its operation that we consider to be reportable conditions under standards established by the American Institute of Certified Public Accountants.” In particular, the letter asserts that “the Company’s interim internal financial statements were not accurately prepared as a result of certain highly complex debt and equity transactions improperly recorded or not recognized in the proper period.” The audit committee discussed the subject matter of the unsigned letter with McGladrey.

     The Company’s audit committee has discussed with McGladrey the subject matter of McGladrey’s stated concerns regarding the Company’s accounting for the Simplot dispute. The Company has not yet retained a new independent accounting firm to audit its financial statements for the year ending December 31, 2001, but the Company intends to authorize McGladrey to respond fully to any inquiries of its successor concerning accounting for the Simplot disputes.

     Based on the information presented to the Company’s board of directors and audit committee to date, the Company believes that it may be advisable to restate its audited financial statements for the year ended December 31, 2000 and its unaudited financial statements for the quarters ended September 30, 2000 and March 31, 2001. While the overall impact of the various possible adjustments to the financial statements cannot be determined at this time, those adjustments could adversely affect the Company’s balance sheet as well as the net loss recognized by the Company during these fiscal periods. Because the Company has not yet appointed independent auditors to replace McGladrey, the Company also cannot fairly estimate the amount of the required adjustments that it expects to be made to its financial statements. If the Company determines that revised financial statements of the Company for the affected periods are necessary, it will issue them as soon as possible.

     The Company requested McGladrey to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, a copy of which will be filed as an exhibit in an amendment to this Form 8-K.

     (b)  The Company has not yet retained a new independent accounting firm to audit its financial statements for the year ending December 31, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2001	Eco Soil Systems, Inc.

By:	/s/ WILLIAM B. ADAMS

William B. Adams
Chief Executive Officer

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